                                                            EXHIBIT 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 2, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2008 Annual Report to Shareholders, which is incorporated by reference in Edison International's Annual Report on Form
10-K for the year ended December 31, 2008.  We also consent to the incorporation by reference of our report dated March 2, 2009, relating to the financial statement schedules, which appears in such Annual Report on Form
10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
August 12, 2009